EXHIBIT 10(d)

2004-1 AMENDMENT TO THE SHERWIN-WILLIAMS COMPANY DIRECTOR
DEFFERED FEE PLAN
(1997 AMENDMENT AND RESTATEMENT)

     This 2004-1 Amendment to The Sherwin-Williams Company Director Deferred Fee Plan (1997 Amendment and Restatement) (the “Plan”) is made effective as of December 31, 2004.

WITNESSETH:

     WHEREAS, The Sherwin-Williams Company (the “Company”) established the Plan effective February 20, 1991;

     WHEREAS, pursuant to Article 13 of the Plan, the Board of Directors of the Company retains the right to amend the Plan at any time in whole or in part; and

     WHEREAS, the Board of Directors of the Company wishes to amend the Plan to freeze all further participation and contributions to the Plan;

     NOW, THEREFORE, the Plan is hereby amended effective December 31, 2004 to add the following Addendum 2004-1:

ADDENDUM – 2004-1

     Pursuant to Article XII of the Plan, notwithstanding any other provisions of the Plan to the contrary, for all periods on and after December 31, 2004: (1) the obligation of the Company to make any future contributions shall cease; (2) no further deferrals, whether contributed by the Company or Participants, shall be permitted; and (3) no persons who were not Participants on December 31, 2004 shall be eligible to become Participants. In addition, no “material modification”, as such term is defined in The American Jobs Creation Act of 2004 or any regulations or authority issued thereunder (the “Act”), shall be made to the Plan.

     IN WITNESS WHEREOF, pursuant to the action of its Board of Directors at a meeting held the 20th day of July, 2005, the Company has caused this amendment to be executed effective December 31, 2004 by its duly authorized officer.

ATTEST/WITNESS:	THE SHERWIN-WILLIAMS COMPANY

	By:	/s/

Louis E. Stellato

	Title:	Vice President, General Counsel and Secretary